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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

                                  June 28, 2001
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                            dated as of June 1, 2001
                          providing for the issuance of

                                  $623,276,150

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-6

                   Delaware         333-57794-04      94-2528990

                  (State or other  (Commission       (IRS Employer
                  jurisdiction of   File Number)     Identification
                  Incorporation)                     Number)

                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061
                    (Address of principal executive offices)

                  Registrant's telephone number, including area
                                     code:

                                 (847) 549-6500

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Item 1.  Changes in Control of Registrant. Not applicable.
Item 2.  Acquisition or Disposition of Assets. Not applicable.
Item 3.  Bankruptcy or Receivership. Not applicable.
Item 4.  Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.  Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Credit Suisse First Boston Corporation and Greenwich Capital Markets, Inc. (the "Underwriters") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 6.  Resignation of Registrant's Directors. Not applicable.

Item 7.  Financial Statements and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed June 28, 2001 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriters in connection with Washington Mutual Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2001-6.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its Mortgage Pass-Through Certificates, Series 2001-6.

Item 8.  Change in Fiscal Year. Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S. Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2001

                                       WASHINGTON MUTUAL MORTGAGE SECURITIES
                                       CORP.
                                       (Registrant)

                                       By: /s/Thomas G. Lehmann
                                       -----------------------------------
                                       Thomas G. Lehmann
                                       Vice President and
                                       General Counsel
                                       (Authorized Officer)


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